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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                         BROOKLYN FEDERAL BANCORP, INC.
             (Exact Name of Registrant as Specified in Its Charter)


              Federal                                      Applied For
----------------------------------------        --------------------------------
       (State of Incorporation                          (I.R.S. Employer
           or Organization)                            Identification No.)


          81 Court Street
        Brooklyn, New York                                    11201
----------------------------------------        --------------------------------
(Address of Principal Executive Offices)                    (Zip Code)

    If this form relates to the                 If this form relates to the
    registration of a class of securities       registration of a class of
    pursuant to Section 12(b) of the            securities pursuant to Section
    Exchange Act and is effective               12(g) of the Exchange Act and is
    pursuant to General Instruction             effective pursuant to General
    A.(c), please check the following           Instruction A.(d), please check
    box.  [ ]                                   the following box. [ ]

    Securities Act registration statement file number to which this form relates: 333-121580

    Securities to be registered pursuant to Section 12(b) of the Act:

                 NONE                                     N/A
    ----------------------------------------------------------------------------
            (Title of Class)               (Name of Each Exchange on Which
                                            Each Class is to be Registered)

    Securities to be registered pursuant to Section 12(g) of the Act:

                     Common Stock, Par Value $0.01 Per Share
                     ---------------------------------------
                                (Title of Class)

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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     For a description of the Registrant's securities, reference is made to "Description of Capital Stock of Brooklyn Federal Bancorp, Inc." "Our Policy Regarding Dividends" and "Market for the Common Stock" in the Registrant's Registration Statement on Form S-1, as amended (File No. 333-121580), which is hereby incorporated by reference. For a description of the provisions of the Registrant's Charter and Bylaws that may render a change in control of the Registrant more difficult, reference is made to "Restrictions on the Acquisition of Brooklyn Federal Bancorp, Inc. and Brooklyn Federal Savings Bank" in the Registrant's prospectus.

ITEM 2. EXHIBITS.

1. Registration Statement on Form S-1 (Registration Number 333-121580) dated December 23, 2004, as amended on February 1, 2005 and February 11, 2005, is hereby incorporated by reference.

2. Federal Stock Charter (incorporated by reference to Exhibit 3.1 of the Registration Statement on Form S-1 as filed on December 23, 2004, as amended on February 1, 2005 and February 11, 2005).

3. Bylaws (incorporated by reference to Exhibit 3.2 of the Registration Statement on Form S-1 as filed on December 23, 2004, as amended on February 1, 2005 and February 11, 2005).

4. Specimen Stock Certificate (incorporated by reference to Exhibit 4 of the Registration Statement on Form S-1 as filed on December 23, 2004, as amended on February 1, 2005 and February 11, 2005).

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                                    SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934 the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                          BROOKLYN FEDERAL BANCORP, INC.



Date: March 17, 2005                  By: /s/ Angelo Di Lorenzo
                                          --------------------------------------
                                          Angelo Di Lorenzo
                                          President and Chief Executive Officer